UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 26, 2005
Commission File Number 1-13873

STEELCASE INC.

Michigan (State of incorporation)	38-0819050 (IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)	49508 (Zip code)
(616) 247-2710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
Steelcase Inc. (“Steelcase” or “the Company”) entered into a new $200 million syndicated credit facility (“New Facility”) on July 26, 2005. The committed 5-year unsecured revolving credit facility replaces Steelcase’s $250 million unsecured revolving credit facility that was scheduled to expire in July 2006. At the option of Steelcase, the New Facility can be increased up to $300 million, subject to customary conditions. There are currently no borrowings outstanding under the New Facility.
The New Facility is provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.
Steelcase can use borrowings under the New Facility for general corporate purposes. Maturities can range from overnight to six months as determined by the Company, subject to certain limitations. Interest on borrowings is based on LIBOR plus a margin, a base rate or prime rate plus a margin, dependant on the term of the borrowings and as selected by Steelcase. The New Facility requires Steelcase to comply with a maximum debt ratio covenant, a minimum interest coverage ratio covenant and certain other covenants. The obligations of Steelcase are guaranteed by certain domestic subsidiaries and one foreign subsidiary.
Fifth Third Bancorp or its subsidiaries hold more than 5% of the Company’s Class A and Class B common stock as fiduciary, agent or custodian for individual or institutional customers. Fifth Third Bank, a wholly owned subsidiary of Fifth Third Bancorp, is serving as a Co-Documentation Agent and has committed $24 million to the New Facility.
The New Facility provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as defined in the New Facility). In the event of a default by the Company, the requisite number of Lenders (or the Administrative Agent at their request) may declare all amounts owing under the New Facility immediately due and payable, terminate the Lenders commitments to make loans under the New Facility and/or exercise any and all remedies and other rights under the New Facility. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.
The foregoing description is qualified in its entirety by reference to the New Facility, a copy of which is attached to this Current Report as Exhibit 10.01 and is incorporated by reference herein.

ITEM 1.02. Termination of a Material Definitive Agreement
Effective July 26, 2005, Steelcase terminated a $250 million unsecured revolving credit facility dated July 29, 2003 (the “Prior Facility”). This Prior Facility was provided by Bank One, NA as Administrative Agent; Bank of America, N.A. as Syndication Agent; and certain other lenders. This Prior Facility was replaced by the $200 million New Facility noted in ITEM 1.01 above. A copy of the Prior Facility was filed under Form 8-K on August 7, 2003 and was referenced as Exhibit 4.2 in Form 10-K for the year ended February 25, 2005.
The information provided in ITEM 1.01 of this Current Report on Form 8-K is incorporated into this ITEM 1.02 by reference.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in ITEM 1.01 of this Current Report on Form 8-K is incorporated into this ITEM 2.03 by reference.
ITEM 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.01	Credit Agreement, dated as of July 26, 2005 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Steelcase Inc.
Date: August 1, 2005
/S/James P. Keane

James P. Keane
Senior Vice President,
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.01	Credit Agreement, dated as of July 26, 2005 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.